Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-250895 and 333-287199 on Form S-8 of our report dated February 26, 2026, relating to the financial statements of Maravai LifeSciences Holdings, Inc. and the effectiveness of Maravai LifeSciences Holdings, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP

San Diego, CA
February 26, 2026